UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
Form 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-13255 (Commission File Number)	43-1781797 (IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri (Address of principal executive offices)	63166-6760 (Zip Code)
(314) 674-1000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
SIGNATURES

Explanatory Note
     This amendment to the current report on Form 8-K (the “Original 8-K”) filed on March 5, 2008 of Solutia Inc. (the “Company”) is being made to, among other things, correct the exercise price of the options to purchase the Company’s Common Stock referred to in Item 5.02. Item 5.02 of the original 8-K is amended and restated as follows:

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
   1. Adoption of Incentive Plans
     On February 28, 2008 (the “Effective Date”), the Company adopted the Annual Incentive Plan, the 2007 Management Long-Term Incentive Plan and the 2007 Non-Employee Director Stock Compensation Plan. Adoption of these plans allows the Company to provide compensation opportunities to management and directors which reflect several key objectives of the company’s overall compensation philosophy, including:
•	Providing a level and mix of pay that is market competitive;

•	Ensuring that a significant portion of total compensation is performance-based;

•	Linking a large portion of incentive compensation to longer-term performance and to shareholder returns via stock-based awards; and

•	Maximizing the tax deductibility of compensation whenever possible.

     Annual Incentive Plan
     The Company’s Annual Incentive Plan (the “AIP”) will be effective for the next five years, at which time the company’s shareholders will need to re-approve the plan or approve a new plan. The AIP provides annual incentive-based bonus opportunity that applies to almost all of the Company’s employees, including its executive officers. The AIP is administered by the Executive Compensation and Development Committee of the Company’s Board of Directors (the “ECDC”) and the ECDC will annually establish specific performance metrics and levels, along with individual incentive opportunities. Terms of the AIP are intentionally broad in order to provide the ECDC flexibility.
     The AIP is based upon a bonus pool concept. There are separate bonus pools for enterprise-level participants and business unit participants. Each participant in the AIP has a set target bonus. Target bonuses are based upon both external and internal considerations and payouts are set as a percentage of annual base salary and vary by participant level in the organization. For 2008, the ECDC established financial and operating performance metrics for the enterprise and for each business unit and a weighting for each metric, including EBITDAR (50%) and Free Cash Flow (50%). For each metric, a threshold (0.50x), target (1.0x), and maximum (3.0x) funding level is determined by the ECDC. These funding levels are referred to as funding factors. If the threshold performance level is not met with respect to any particular performance metric, there is no funding of the bonus pool with respect to that metric. The target level funding or a 1.0x funding factor is the aggregate of all target bonuses for participants in the AIP. At the end of the year, the performance of Solutia and its business units is measured against the pre-established metrics and the ECDC determines the funding factor for each bonus pool. Once the bonus pools are established, individual bonuses are determined as part of Solutia’s performance management process.
     Individual bonuses are comprised of an objective portion and a subjective portion. For 2008, forty-five percent (45%) of each bonus pool is paid out on a straight objective basis to participants in that pool based upon enterprise or business unit performance, depending on the pool. This is the objective portion of a participant’s bonus. Forty-five percent (45%) of each bonus pool is allocated to individual participants within the pool based upon individual performance versus set goals and individual performance versus peer performance. The remaining ten percent (10%) of each bonus pool is aggregated to constitute an enterprise discretionary pool which can be allocated to any participant in the AIP. Allocations from these discretionary funds constitute the discretionary portion of a participant’s bonus.
     Each participant’s target bonus is multiplied by the relevant funding factor (the same funding factor that was used to determine the size of the bonus pool from which the participant’s bonus is paid). The sum of all performance adjusted target bonuses for all participants in each of the bonus pools equals the total bonus pool. The discretionary portion of an individual’s bonus can range from zero upward, which is limited only by the total funding of the relevant bonus pool. The aggregate of all bonuses paid from each of the bonus pools can not exceed the amount of the pool, except any discretionary bonus paid to Mr. Quinn in excess of 50% of his performance adjusted target bonus will not, at the discretion of the ECDC, diminish the pool available for bonuses to other participants.
     Awards under the AIP will be paid within two and one-half months following the end of the year.
     The foregoing description of the AIP does not purport to be complete and is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Exhibit 10.6 to the Original 8-K and incorporated herein by reference.
     2007 Management Long-Term Incentive Plan
     The Company’s 2007 Management Long-Term Incentive Plan (the “Management LTIP”) reserves 7,200,000 shares of New Common Stock for issuance under the various types of equity programs offered under such plan. The Management LTIP is administered by the ECDC. The Management LTIP provides that awards under the plan may be issued as stock options, incentive stock options, restricted stock, restricted stock units, stock appreciation rights, other stock awards (collectively the “Equity Awards”), and cash incentive awards. Both employees and independent contractors are eligible to receive awards under the Management LTIP.
     Awards under the Management LTIP are granted pursuant to an award agreement which is a written agreement setting forth the terms and conditions applicable to an award. The ECDC has the authority to grant awards that are contingent upon the achievement of performance goals, as specifically set forth in the Management LTIP. Awards may also be subject to other terms and conditions as the ECDC shall decide in its discretion, such as vesting conditions which may require the employee to remain employed by the Company for a certain minimum period of time before an award becomes exercisable or transferable. The maximum number of shares of Common Stock with respect to which Equity Awards may be granted during any year to any person is 1,500,000 shares. The maximum value of any cash inventive award that may be granted to any participant in any 12-month period will not exceed $7,500,000.

     Awards generally may not be transferred except to members of the participant’s immediately family or a trust or partnership exclusively for the benefit of them, and incentive stock awards may only be transferred by will or the laws of descent. Unless otherwise provided in an award agreement, the Committee may provide that in the event of a change in control of the Company, the vesting or other forfeiture conditions on an award may be waived. In the event of a change in control of the Company, unexercised options may be cashed out for an amount equal to the difference between the option’s exercise price and the purchase price of the transaction constituting the change in control.
     Prior to the settlement of any award, the Company has the power and the right to deduct or require a participant to remit to the Company any amount sufficient to satisfy any of its withholding obligations. The Board of Directors of the Company generally has the power to amend the Management LTIP, provided that if such amendment materially adversely alters or impairs the rights or obligations of any particular award previously granted to a participant, the amendment will require that participant’s consent.
     The foregoing description of the Management LTIP does not purport to be complete and is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Exhibit 10.7 to the Original 8-K and incorporated herein by reference.
     2007 Non-Employee Director Stock Compensation Plan
     The Company’s 2007 Non-Employee Director Stock Compensation Plan (the “Director Plan”) reserves 250,000 shares for issuance under the various types of equity programs offered under such plan. The Director Plan is administered by the Governance Committee of the Board of Directors of the Company (the “Governance Committee”). The Director Plan provides that awards under the Director Plan may be issued as stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock awards. Members of the Board are eligible to receive awards under the Director Plan.
     Awards under the Director Plan are granted pursuant to an award agreement setting forth the terms and conditions applicable to an award. The Governance Committee has the authority to grant awards that are contingent upon the achievement of performance goals. Awards may also be subject to other terms and conditions as the Governance Committee shall decide in its discretion, such as vesting conditions which may require the director to remain on the Board for a certain minimum period of time before an award becomes exercisable or transferable.
     Awards generally may not be transferred except to members of the participant’s immediately family or a trust or partnership exclusively for the benefit of them. Unless otherwise provided in an award agreement, the Governance Committee may provide that in the event of a change in control of the Company, the vesting or other forfeiture conditions on an award may be waived. In the event of a change in control of the Company, unexercised options may be cashed out for an amount equal to the difference between the option’s exercise price and the purchase price of the transaction constituting the change in control.
     Prior to the settlement of any award, the Company has the power and the right to deduct or require a participant to remit to the Company any amount sufficient to satisfy any of its withholding obligations. The Board of the Directors of the Company generally has the power to amend the Director Plan, provided that if such amendment materially adversely alters or impairs the rights or obligations of any particular award previously granted to a participant, an amendment will require that participant’s consent.
     The foregoing description of the Director Plan does not purport to be complete and is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Exhibit 10.8 to the Original 8-K and incorporated herein by reference.

   2. New Compensation Arrangements
     Upon recommendation of the ECDC, the Board of Directors of Solutia has granted restricted shares, restricted stock units and stock options to approximately 225 executives, managers and directors, as follows:
•	An aggregate of 1,016,560 shares of restricted stock and 176,800 restricted stock units, equal to 2% of total shares of New Common Stock outstanding, were granted. These shares of restricted stock and restricted stock units will vest 1/3rd annually over the three year period following the date of grant. Each director, other than the Company’s Chief Executive Officer, received 5,770 shares of such restricted stock. The grants to the directors were approved by the full Board of Directors.

•	An aggregate of 3,000,000 stock options, equal to 5% of total shares of New Common Stock outstanding, were granted. These options have an exercise price of $17.33. As with the restricted stock, the options will vest 1/3rd annually over the three year period following the date of grant.
     The grants were effective upon the Effective Date.
     The equity awards for the Company’s Named Executive Officers and for all other participants are as follows:

		Management LTIP
		Restricted Stock	Stock Options
Name	Title	(shares)	(shares)

J. N. Quinn	Chairman, President &CEO	200,000	500,000

J. M. Sullivan	Senior VP & CFO	60,000	150,000

L. De Temmerman	Senior VP & President, PPD	40,000	100,000

J. R. Voss	Senior VP & President, Flexsys	40,000	100,000

J. P. Wright	Senior VP & President, Integrated Nylon	40,000	100,000

All Other Participants		820,000	2,050,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATE: March 6, 2008

SOLUTIA INC.
By:	/s/Rosemary L. Klein
	Name:	Rosemary L. Klein
	Title:	Senior Vice President, General Counsel and Secretary